Taronis Fuels, Inc.

2019 Equity Incentive Plan

TARONIS FUELS, INC.

2019 EQUITY INCENTIVE PLAN

1. General.

1.1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and any Affiliates that exist now or in the future, by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined in the text are defined in Section 16.

1.2. Available Awards. The Plan provides for the grant of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Stock Appreciation Rights, (d) Restricted Stock Awards, (e) Restricted Stock Unit Awards, (f) Performance Awards, and (g) Other Awards.

2. Shares Subject to the Plan.

2.1. Number of Shares Available. Subject to any Capitalization Adjustment and the automatic increase in Section 2.2 and any other applicable provisions in the Plan, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will not exceed 100,000,000 Shares (the “Share Reserve”).

2.2. Automatic Share Reserve Increase. The Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029 by the lesser of (a) 5% of the total number of the shares of Common Stock outstanding on December 31st of the immediately preceding calendar year, and (b) such number of Shares determined by the Board.

2.3. Incentive Stock Option Limit. Subject to the provisions relating to Capitalization Adjustments, the maximum number of Shares that may be issued pursuant to the exercise of ISOs is 10,000,000 shares (the “ISO Limit”).

2.4. Adjustment of Shares. After the Adoption Date, if the number of outstanding Shares is changed or the value of the Shares is otherwise affected by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), without consideration (a “Capitalization Adjustment”), then (a) the maximum number and class of Shares or type of security reserved for issuance and future grant from the Share Reserve set forth in Section 2.1, including Returning Shares, (b) the Exercise Price, Purchase Price, and number and class of Shares or type of security subject to outstanding Awards, and (c) the ISO Limit set forth in Section 2.3, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with Applicable Laws; provided that fractions of a Share will not be issued.

2.5. Source of Shares; Use of Proceeds. The Shares issuable under the Plan will be authorized but unissued or forfeited shares, treasury shares or shares reacquired by the Company in any manner. At all times the Company will reserve and keep available a sufficient number of Shares as are reasonably required to satisfy the requirements of all Awards granted and outstanding under this Plan. Proceeds from the sale of Shares pursuant to Awards will constitute general funds of the Company.

3. Eligibility.

3.1. General. ISOs may be granted only to Employees of the Company and any Subsidiary. All other Awards may be granted to Employees, Consultants and Directors, provided such Consultants and Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Committee deems appropriate. Each SAR will be denominated in Share equivalents. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) to the substance of each of the following provisions.

4.1. Type of Option Grant. All Options will be separately designated as ISOs or NSOs at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. If an Option is not specifically designated as an ISO, or if an Option is designated as an ISO but some portion or all of the Option fails to qualify as an ISO under Applicable Law, then the Option (or portion thereof) will be an NSO.

4.2. Exercise Period; Term. Options and SARs may be exercisable within the times or upon the events determined by the Committee and as set forth in the Award Agreement governing such Award. No Option or SAR will be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted, or such shorter period specified in the Award Agreement. In addition, in the case of an ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”), such Option may not be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options or SARs to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

4.3. Exercise Price. The Exercise Price of an Option or SAR will be determined by the Committee when the Award is granted; provided that: (a) the Exercise Price of an Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, an Option or SAR may be granted with an Exercise Price lower than 100% of the Fair Market Value in connection with an assumption of or substitution for another award as provided in Section 13.2 of the Plan.

4.4. Method of Exercise. An Option or SAR will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Plan Administrator may specify from time to time, including via electronic execution through an authorized third-party administrator) from the person entitled to exercise the Option or SAR; (b) in the case of an Option, full payment of the applicable Exercise Price in accordance with Section 9 of the Plan and the applicable Award Agreement, and (c) payment of applicable Tax Related Items, as determined by the Plan Administrator. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except in connection with a Capitalization Adjustment. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.5. Settlement of a SAR. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

4.6. Post-Termination Exercise Period. Unless explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service Status is terminated, the Participant (or his or her legal representative, in the case of death) may exercise his or her Option or SAR (to the extent such Award was exercisable on the termination date) within the following period of time following the termination of the Participant’s Continuous Service Status:

(a) three (3) months following a termination of a Participant’s Continuous Service Status by the Company without Cause or by the Participant for any reason (other than due to death or Disability);

(b) six (6) months following a termination due to the Participant’s Disability;

(c) twelve (12) months following a termination due to the Participant’s death; and

(d) twelve (12) months following the Participant’s death, if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in clauses (a) or (b) above).

Following the termination date, to the extent the Participant does not exercise such Award within the applicable post-termination exercise period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award.

4.7. Termination for Cause. If a Participant’s Continuous Service Status is terminated for Cause, the Participant’s Options or SARs will terminate and be forfeited immediately upon such Participant’s termination of Continuous Service Status, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service Status. If a Participant’s Continuous Service Status is suspended pending an investigation of whether the Participant’s Continuous Service Status will be terminated for Cause, all of the Participant’s rights under any Option or SAR, including the right to exercise such Awards, shall be suspended during the investigation period.

4.8. Automatic Extension of Termination Date. Except as otherwise provided in the Award Agreement, if a Participant’s Continuous Service Status terminates for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-termination exercise period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Law, or (ii) the immediate sale of any Shares issued upon such exercise would violate the Trading Policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term.

4.9. Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, or (iii) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

4.10. Limitations on Exercise. Options and SARs may be exercised only with respect to whole Shares. The Plan Administrator may also specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option or SAR, provided that such minimum number will not prevent Participant from exercising the Option or SAR for the full number of Shares for which it is then exercisable. The Committee may, or may authorize the Plan Administrator to, prohibit the exercise of any Option or SAR during a period of up to thirty (30) days prior to the consummation of any pending Capitalization Adjustment or Corporate Transaction, or any other change affecting the Shares or the Fair Market Value, for reasons of administrative convenience.

4.11. Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NSOs.

4.12. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options or SARs, and authorize the grant of new Options or SARs in substitution therefor, including in connection with an Exchange Program. Any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Award previously granted, except that the Committee may reduce the Exercise Price of an outstanding Option or SAR without the consent of a Participant by a written notice (notwithstanding any adverse tax consequences to the Participant arising from the repricing); provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5. Restricted Stock Awards.

A Restricted Stock Award is an offer by the Company to sell or issue (with no payment required) Shares to a Participant that are subject to certain specified restrictions (“Restricted Stock”). Each Restricted Stock Award will be in such form and will contain such terms and conditions as the Committee will deem appropriate. The terms and conditions of Restricted Stock Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions.

5.1. Acceptance Procedures. Except as otherwise provided in an Award Agreement, a Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Award Agreement and full payment of the Purchase Price for the Shares to the Company (if applicable) within thirty (30) days from the date the Award Agreement is delivered to the Participant. If the Participant does not execute and deliver the Award Agreement along with full payment for the Shares (if applicable) to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

5.2. Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by Applicable Law, no cash consideration will be required in connection with the payment for the Purchase Price where the Committee provides that payment shall be in the form of services previously rendered. Payment of the Purchase Price shall be made in accordance with Section 9 of the Plan and the applicable Award Agreement.

5.3. Dividends and Other Distributions. Participants holding Restricted Stock Awards will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Committee provides otherwise at the time the Award is granted. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Awards with respect to which they were paid.

6. Restricted Stock Unit Awards.

An RSU Award is an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future. Each RSU Award will be in such form and will contain such terms and conditions as the Committee will deem appropriate. The terms and conditions of RSU Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each RSU Award will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions.

6.1. Purchase Price. Unless otherwise determined by the Committee, no Purchase Price shall apply to an RSU settled in Shares. Payment of a Purchase Price, if any, shall be made in accordance with Section 9 of the Plan and the applicable Award Agreement.

6.2. Form and Timing of Settlement. Payment of vested RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle vested RSUs in cash, Shares, or a combination of both.

6.3. Dividend Equivalent Rights. The Committee may permit Participants holding RSUs to receive Dividend Equivalent Rights on outstanding RSUs if and when dividends are paid to stockholders on Shares. In the discretion of the Committee, such Dividend Equivalent Rights may be paid in cash or Shares, and may either be paid at the same time as dividend payments are made to stockholders or delayed until Shares are issued pursuant to the underlying RSUs, and may be subject to the same vesting or performance requirements as the RSUs. If the Committee permits Dividend Equivalent Rights to be made on RSUs, the terms and conditions for such Dividend Equivalent Rights will be set forth in the applicable Award Agreement.

7. Performance Awards.

7.1. Types of Performance Awards. A Performance Award is an Award that may be granted, may vest or may become eligible to vest contingent upon the attainment during a Performance Period of certain Performance Goals. Performance Awards may be granted as Options, SARs, Restricted Stock, RSUs or Other Awards, including cash-based Awards.

7.2. Terms of Performance Awards. Performance Awards will be based on the attainment of Performance Goals that are established by the Committee for the relevant Performance Period. Prior to the grant of any Performance Award, the Committee will determine and each Award Agreement shall set forth the terms of each Performance Award, including, without limitation: (a) the nature, length and starting date of any Performance Period; (b) the Performance Criteria and Performance Goals that shall be used to determine the time and extent to which a Performance Award has been earned; (c) amount of any cash bonus, or the number of Shares deemed subject to a Performance Award, and (d) the effect of a termination of Participant’s Continuous Service Status on a Performance Award. Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and Performance Goals. A Performance Award may but need not require the Participant’s completion of a specified period of service.

7.3. Determination of Achievement. The Committee shall determine the extent to which a Performance Award has been earned in its sole discretion, including the manner of calculating the Performance Criteria and the measure of whether and to what degree such Performance Goals have been attained. The Committee may reduce or waive any criteria with respect to a Performance Goal, or adjust a Performance Goal (or method of calculating the attainment of a Performance Goal) to take into account unanticipated events, including changes in law and accounting or tax rules, as the Committee deems necessary or appropriate, or to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The Committee may also adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals in its sole discretion, subject to any limitations contained in the Award Agreement and compliance with Applicable Law.

8. Other Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Shares, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Shares at the time of grant) may be granted either alone or in addition to other Awards provided for in the Plan. Subject to the provisions of the Plan and Applicable Law, the Committee may determine the persons to whom and the time or times at which such Other Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

9. Payment for Purchases and Exercises.

Payment from a Participant for Shares acquired pursuant to this Plan may be made in cash or cash equivalents or, where approved for the Participant by the Committee and where permitted by Applicable Law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company owed to the Participant;

(b) by surrender of Shares held by the Participant that are clear of all liens, claims, encumbrances or security interests and that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or an Affiliate;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Plan Administrator in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by Applicable Law.

The Committee or the Plan Administrator may limit the availability of any method of payment, to the extent the Committee or the Plan Administrator determines, in its discretion, that such limitation is necessary or advisable to comply with Applicable Law or facilitate the administration of the Plan. Payment of any Purchase Price or Exercise Price shall be made in accordance with any procedures established by the Plan Administrator.

10. Taxes.

10.1. Responsibility for Taxes. Regardless of any action taken by the Company or any Affiliate, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is the Participant’s responsibility and may exceed the amount, if any, withheld by the Company or an Affiliate. If the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

10.2. Withholding Methods. Unless otherwise provided in the Participant’s Award Agreement, the Committee, or its delegate(s), as permitted by Applicable Law, in its sole discretion and pursuant to such procedures as it may specify from time to time and subject to limitations of Applicable Law, may require or permit a Participant to satisfy any applicable withholding obligations for Tax-Related Items, in whole or in part by (without limitation) (a) requiring the Participant to make a cash payment, (b) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or any Affiliate; (c) withholding from the Shares otherwise issuable pursuant to an Award; (d) permitting the Participant to deliver to the Company already-owned Shares or (e) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. By adoption of the Plan, the Committee delegates to the Plan Administrator the authority to adopt policies and procedures, in consultation with the Company’s tax accountants and legal advisors, to determine the Fair Market Value of the Shares solely for purposes of withholding and reporting Tax-Related Items related to Awards granted under the Plan.

10.3. Withholding Tax Rates. The Company or an Affiliate may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Participant’s jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. In the event the Company withholds less than it is obligated to withhold in connection with an Award, the Participant will indemnify and hold the Company harmless from any liability for Tax-Related Items.

11. Restrictions on Awards and Shares.

11.1. Transferability of Awards. Except as expressly provided in the Plan or an applicable Award Agreement, or otherwise determined by the Committee or the Plan Administrator, Awards granted under the Plan will not be transferable or assignable by the Participant, other than by will or by the laws of descent and distribution. Any Options, SARs or Other Awards that are exercisable may only be exercised: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. The Committee or the Plan Administrator may permit transfer of Awards in a manner that is not prohibited by Applicable Law.

11.2. Stockholder Rights. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares, subject to any repurchase or forfeiture provisions in any Restricted Stock Award, the terms of the Trading Policy, and Applicable Law.

11.3. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all written or electronic certificate(s) representing Shares, together with stock powers or other instruments of transfer approved by the Plan Administrator, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Plan Administrator may cause a legend or legends referencing such restrictions to be placed on the certificate(s). Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan may be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note.

11.4. Exchange and Buyout of Awards. Without prior stockholder approval, the Committee may conduct an Exchange Program, subject to consent of an affected Participant (unless not required in connection with a repricing pursuant to Section 4.12 of the Plan, or under the terms of an Award Agreement) and compliance with Applicable Law.

11.5. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with Applicable Law, including all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver written or electronic certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares or to effect compliance with the registration, qualification or listing requirements of any foreign, national or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

11.6. Clawback/Recovery Policy. All Awards granted under the Plan will be subject to clawback or recoupment under any clawback or recoupment policy adopted by the Board or the Committee or required by Applicable Law during the term of Participant’s employment or other service with the Company that is applicable to Officers, Employees, Directors or other service providers of the Company. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate. No recovery of compensation under such a clawback or recoupment policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

12. General Provisions Applicable to Awards.

12.1. Vesting. The total number of Shares subject to an Award may vest in periodic installments that may or may not be equal. The Committee may impose such restrictions on or conditions to the vesting and/or exercisability of an Award as determined by the Committee, and which may vary.

12.2. Termination of Continuous Service Status. Except as otherwise provided in the applicable Award Agreement or as determined by the Committee, if a Participant’s Continuous Service Status terminates for any reason, vesting of an Award will cease and such portion of an Award that has not vested will be forfeited, and the Participant will have no further right, title or interest in any then-unvested portion of the Award. In addition, the Company may receive through a forfeiture condition or a repurchase right any or all of the Shares held by the Participant under a Restricted Stock Award that have not vested as of the date of such termination, subject to the terms of the applicable Award Agreement.

12.3. No Employment or Other Service Rights. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or an Affiliate or limit in any way the right of the Company or an Affiliate to terminate Participant’s employment or other relationship at any time. Furthermore, to the extent the Company is not the employer of a Participant, the grant of an Award will not establish or amend an employment or other service relationship between the Company and the Participant. Nothing in the Plan or any Award will constitute any promise or commitment by the Company or an Affiliate regarding future work assignments, future compensation or any other term or condition of employment or service.

12.4. Effect on Other Employee Benefit Plans. The value of and income from any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

12.5. Leaves of Absence. To the extent permitted by Applicable Law, the Committee or the Plan Administrator, in that party’s sole discretion, may determine whether Continuous Service Status will be considered interrupted in the case of any leave of absence. Continuous Service Status as an Employee for purposes of ISOs shall not be considered interrupted or terminated in the case of: (a) Company approved sick leave; (b) military leave; (c) any other bona fide leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. In the case of an approved leave of absence, the Plan Administrator may make such provisions respecting suspension of vesting and crediting of service (including pursuant to a formal policy adopted from time to time by the Company) as it may deem appropriate, except that in no event may an Option or SAR be exercised after the expiration of the term set forth in the Award Agreement.

12.6. Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Committee or the Plan Administrator, in that party’s sole discretion, may (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

12.7. Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

12.8. Deferrals. To the extent permitted by Applicable Law, the Committee, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code, if applicable, and any other Applicable Law.

12.9. Compliance with Section 409A of the Code. Unless otherwise expressly provided in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. To the extent that any amount constituting deferred compensation under Section 409A of the Code would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A. If a Participant holding an Award that constitutes deferred compensation under Section 409A of the Code is a specified employee within the meaning of Section 409A of the Code, no distribution or payment of any amount that is payable because of a separation from service (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. In no event will any Participant have a right to payment or reimbursement or otherwise from the Company or its Affiliates, or their successors or assigns, for any taxes imposed or other costs incurred as a result of Section 409A of the Code.

12.10. Execution of Additional Documents. The Company may require a Participant to execute any additional documents or instruments necessary or desirable, as determined by the Plan Administrator, to carry out the purposes or intent of the Award, or facilitate compliance with securities, tax and/or other regulatory requirements, at the Plan Administrator’s request.

13. Other Corporate Events.

13.1. Corporate Transaction. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price and the number and nature of shares issuable upon exercise of any Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).

(d) The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e) The settlement of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount provided in the definitive agreement evidencing the Corporate Transaction, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee in its sole discretion. Subject to compliance with Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s Continuous Service Status, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this paragraph, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable (to the extent vested and exercisable pursuant to its terms) for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.

13.2. Assumption of Awards by the Company. The Company, from time to time, may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan (a “Substitute Award”). Such substitution or assumption will be permissible if the holder of the Substitute Award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. The Exercise Price and the number and nature of Shares issuable upon exercise or settlement of any such Substitute Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

14. Administration.

14.1. Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and any charter adopted by the Board governing the actions of the Committee, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan or any Award;

(c) approve persons to receive Awards;

(d) determine the form, terms and conditions of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Affiliate;

(h) grant waivers of any conditions of this Plan or any Award;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned or has vested;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) adopt or revise rules and/or procedures (including the adoption or revision of any subplan under this Plan) relating to the operation and administration of the Plan to facilitate compliance with requirements of local law and procedures outside the United States, (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction);

(n) delegate any of the foregoing to one or more Officers pursuant to a specific delegation as permitted by the terms of the Plan and Applicable Law, including Section 157(c) of the Delaware General Corporation Law; and

(o) make all other determinations necessary or advisable in connection with the administration of this Plan.

14.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to the Plan Administrator or one or more Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

14.3. Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by a committee of the Board that at all times consists solely of two or more Non-Employee Directors. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are not granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

14.4. Plan Administrator. The Committee may appoint a Plan Administrator, who will have the authority to administer the day-to-day operations of the Plan and to make certain ministerial decisions without Committee approval as provided in the Plan or pursuant to resolutions adopted by the Committee. The Plan Administrator may not grant Awards.

14.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the Applicable Laws and practices in other countries in which the Company and its Affiliates operate or have Employees or other persons eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with Applicable Laws or foreign policies, customs and practices; (d) establish sub-plans, modify exercise procedures and adopt other rules and/or procedures relating to the operation and administration of the Plan in jurisdictions other than the United States (including to qualify Awards for special tax treatment under laws of jurisdictions other than the United States); provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 2.1; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Law in the United States.

14.6. Non-Exclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

14.7. Governing Law. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to that body of laws pertaining to conflict of laws.

15. Effectiveness, Amendment and Termination of the Plan.

15.1. Adoption and Stockholder Approval. The Plan will come into existence on the date the Plan is adopted by the Board (the “Adoption Date”); provided, however, no Award may be granted prior to the Effective Date. In addition, no Option or SAR may be exercised, and no other type of Award may be granted, unless and until the Plan has been approved by the stockholders of the Company.

15.2. Amendment of the Plan. The Committee may amend the Plan in any respect the Committee deems necessary or advisable, subject to the limitations of Applicable Law and this section. If required by Applicable Law, the Company will seek stockholder approval of any amendment of the Plan that (a) materially increases the number of Shares available for issuance under the Plan (excluding any Capitalization Adjustment), (b) materially expands the class of individuals eligible to receive Awards under the Plan, (c) materially increases the benefits accruing to Participants under the Plan, (d) materially reduces the price at which Shares may be issued or purchased under the Plan, (e) materially extends the term of the Plan, (f) materially expands the types of Awards available for issuance under the Plan, or (g) as otherwise required by Applicable Law.

15.3. Suspension or Termination of the Plan. The Plan shall terminate automatically on December 31, 2029. No Award will be granted pursuant to the Plan after such date, but Awards previously granted may extend beyond that date. The Committee may suspend or terminate the Plan at any earlier date at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.4. No Impairment. No amendment, suspension or termination of the Plan or any Award may materially impair a Participant’s rights under any outstanding Award, except with the written consent of the affected Participant or as otherwise expressly permitted in the Plan. Subject to the limitations of Applicable Law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (a) to maintain the qualified status of the Award as an ISO under Section 422 of the Code; (b) to change the terms of an ISO, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an ISO; (c) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (d) to facilitate compliance with other Applicable Laws.

16. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

16.1. “Affiliate” means a Parent, a Subsidiary or any corporation or other Entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

16.2. “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental or regulatory body or self-regulatory organization (including the New York Stock Exchange, Nasdaq Stock Market and the Financial Industry Regulatory Authority).

16.3. “Award” means any award granted under the Plan, including any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, Performance Award or Other Award.

16.4. “Award Agreement” means a written or electronic agreement between the Company and a Participant documenting the terms and conditions of an Award. The term “Award Agreement” will also include any other written agreement between the Company or an Affiliate and a Participant containing additional terms and conditions of, or amendments to, an Award.

16.5. “Board” means the Board of Directors of the Company.

16.6. “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (a) Participant’s unauthorized misuse of the Company’s trade secrets or proprietary information; (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; (c) Participant’s committing an act of fraud against the Company; or (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company. For purposes of this definition, the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate of the Company, as appropriate.

16.7. “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

16.8. “Committee” means the Compensation Committee of the Board, or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by Applicable Law and in accordance with the Plan.

16.9. “Common Stock” means the common stock of the Company, and the common stock of any successor entity.

16.10. “Company” means Taronis Fuels, Inc., a Delaware corporation, or any successor corporation.

16.11. “Consultant” means any natural person, including an advisor or independent contractor, that is engaged to render services to the Company or an Affiliate.

16.12. “Continuous Service Status” means continued service as an Employee, Director or Consultant. Continuous Service Status shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Affiliates, or their respective successors, or a change in status (for example, from an Employee to a Consultant). The Committee or the Plan Administrator, in that party’s sole discretion, shall determine whether a Participant’s Continuous Service Status has ceased and the effective date of such termination.

16.13. “Corporate Transaction” means:

(a) the consummation of any consolidation or merger of the Company with any other entity, other than transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation or merger;

(b) any Exchange Act Person becomes the “beneficial owner” (as defined in Rule 13d-3of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (b) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;

(c) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company; or

(d) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (d), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of an Entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

16.14. “Director” means a member of the Board.

16.15. “Disability” means (a) in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code, and (b) in the case of other Awards, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an ISO, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

16.16. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

16.17. “Effective Date” means the date of the Company’s shareholders approve this Plan.

16.18. “Employee” means any person employed by the Company, or any Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Plan Administrator in its sole discretion, subject to any requirements of Applicable Law, including the Code. Service as a Director or payment by the Company or an Affiliate of a director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Affiliate.

16.19. “Entity” means a corporation, partnership, limited liability company or other entity.

16.20. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

16.21. “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

16.22. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the Exercise Price of an outstanding Award is increased or reduced.

16.23. “Exercise Price” means, with respect to an Option, the price per Share at which a holder may purchase the Shares issuable upon exercise of an Option, and with respect to a SAR, the price per share at which the SAR is granted to the holder thereof.

16.24. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a) If such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable, unless another method is approved by the Committee and subject to compliance with Applicable Law (including Section 409A of the Code).

(b) If such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable.

(c) If none of the foregoing is applicable, by the Board or the Committee in good faith (and in accordance with Section 409A of the Code, as applicable).

16.25. “Incentive Stock Option” or “ISO” means an Option granted pursuant to the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

16.26. “Insider” means an officer or Director of the Company or any other person whose transactions in the Common Stock are subject to Section 16 of the Exchange Act.

16.27. “Non-Employee Director” means a Director who is not an Employee of the Company or any Affiliate, and who satisfies the requirements of a “non-employee director” within the meaning of Section 16 of the Exchange Act.

16.28. “Nonstatutory Stock Option” or “NSO” means any Option granted pursuant to the Plan that does not qualify as an ISO.

16.29. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

16.30. “Option” means a contract right to purchase Shares at a fixed exercise price per share, subject to certain conditions, if applicable, granted pursuant to the Plan.

16.31. “Other Award” means an Award based in whole or in part by reference to Shares that is granted pursuant to the terms and conditions of the Plan.

16.32. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

16.33. “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

16.34. “Performance Award” means an award that may vest or may be earned or exercised, in whole or in part, contingent upon the attainment during a Performance Period of one or more Performance Goals and which is granted pursuant to the terms and conditions of the Plan.

16.35. “Performance Criteria” means one or more objective or subjective criteria either individually, alternatively or in any combination applied to the Participant, the Company, any business unit or Subsidiary, that the Committee selects for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); net revenues or net revenue growth; adjusted net revenues or net revenue growth; gross revenue or gross revenue growth; gross profit or gross profit growth; gross bookings or gross booking growth; net operating profit (before or after taxes); return on assets, capital, invested capital, equity or sales; cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; adjusted earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; improvements in capital structure; budget and expense management; debt levels or reduction; productivity ratios; economic value added or other value-added measurements; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; working capital targets; enterprise value; active platform consumers or active platform consumer growth, trips; category market position; implementation or completion of projects or processes; completion of acquisitions or business expansion; sustainability; customer satisfaction; compliance; workforce diversity; workforce hiring or attrition; employee satisfaction; partner growth measures; or partner satisfaction; or any other criteria determined by the Committee.

Such Performance Criteria may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis, an adjusted basis or as a ratio between any of the measures, and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee will determine.

16.36. “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

16.37. “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting, exercise and/or settlement of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

16.38. “Plan” means this Taronis Fuels, Inc. 2019 Equity Incentive Plan, as it may be amended from time to time.

16.39. “Plan Administrator” means one or more Officers or Employees designated by the Committee to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

16.40. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

16.41. “Restricted Stock Award” means an award of Shares that is granted pursuant to the terms and conditions of the Plan.

16.42. “Restricted Stock Unit Award” or “RSU Award” means a right to receive Shares that is granted pursuant to the terms and conditions of the Plan.

16.43. “Securities Act” means the U.S. Securities Act of 1933, as amended.

16.44. “Shares” means shares of Common Stock.

16.45. “Stock Appreciation Right” or “SAR” means a right to receive the appreciation value on the Shares subject to the Award that is granted pursuant to the terms and conditions of the Plan.

16.46. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of Entities beginning with the Company if each of the corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

16.47. “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber shares of the Company’s capital stock, as in effect from time to time.

Notice of Stock Option Grant

Taronis Fuels, Inc. (the “Company”) has awarded to you (“Participant”) an option to purchase up to the number of shares of Common Stock set forth below (the “Option”) under its 2019 Equity Incentive Plan (the “Plan”).

Participant Name:

Employee ID:

Grant ID:

Date of Grant:

Exercise Price per Share:

Number of Shares:

Type of Option:	[Incentive Stock Option][Nonstatutory Stock Option]

Country at Grant:	United States

Expiration Date:

Vesting Commencement Date:

Vesting Schedule:	[insert applicable vesting schedule]

Capitalized terms used but not defined in this Notice of Stock Option Grant (this “Notice”) or the attached Option Terms and Conditions (including any appendices and exhibits) will have the same meanings specified in the Plan. The Notice and the Option Terms and Conditions are collectively referred to as the “Award Agreement” applicable to the Option.

By accepting the Option (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1.	This Option is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to this Option and the Plan.

3.	Vesting of the Option is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.

Taronis Fuels, Inc.	Participant

By:	Signature:

Title:	Date:

Option Terms and Conditions

1. Grant of Option. Participant has been granted an Option to purchase up to the number of Shares set forth in the Notice at the Exercise Price set forth in the Notice. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, even if this Option is intended to be an ISO, it will be treated as a Nonstatutory Stock Option (“NSO”) to the extent that it exceeds the $100,000 limit contained in Section 422(d) of Code, as provided in Section 4.11 of the Plan.

2. Exercise of Option. This Option is exercisable during its term in accordance with the Vesting Schedule contained in the Notice and the applicable provisions of the Plan and the Award Agreement. Participant may exercise the vested portion of this Option by following the option exercise procedures established by the Plan Administrator and payment of the aggregate Exercise Price for the Shares to be purchased, together with any applicable Tax-Related Items.

3. Method of Payment. Participant may always pay the Exercise Price by personal check (or readily available funds), wire transfer, or cashier’s check. The Plan Administrator may also allow any other method of payment permitted by Section 9 of the Plan in its discretion at the time of exercise, and any restrictions deemed necessary or appropriate to facilitate compliance with Applicable Law or administration of the Plan (including to avoid the recognition of additional compensation expenses for financial reporting purposes).

4. Option Term.

(a) Maximum Term. This Option will in all events expire at the close of business at Company headquarters on the Expiration Date specified in the Notice, unless it terminates earlier in connection with the termination of Participant’s Continuous Service Status (as provided below) or a Corporate Transaction (as provided in the Plan).

(b) Post-Termination Exercise Period. If Participant’s Continuous Service Status terminates prior to the Expiration Date of the Option other than for Cause, the unvested portion of this Option will automatically expire on Participant’s date of termination, and the vested portion of this Option will remain outstanding and exercisable for the following periods, unless otherwise determined by the Committee:

(i) three (3) months following a termination for any reason other than Cause, Disability, or death;

(ii) six (6) months following a termination due to Disability; and

(iii) twelve (12) months following the date of Participant’s death, if Participant dies while in Continuous Service Status, or during the period provided in clauses (i) or (ii) above.

(c) Termination for Cause. If Participant’s Continuous Service Status is terminated for Cause, the Option will terminate and be forfeited immediately upon such Participant’s termination of Continuous Service Status, and Participant will be prohibited from exercising any portion (including any vested portion) of the Option on or after the date of such termination of Continuous Service Status. If Participant’s Continuous Service Status is suspended pending an investigation of whether Participant’s Continuous Service Status will be terminated for Cause, all of Participant’s rights under the Option, including the right to exercise such Awards, shall be suspended during the investigation period.

(d) Determination of Termination Date. For purposes of the Option, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Parents, Subsidiaries, or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence).

(e) No Notice of Option Expiration. Participant is responsible for keeping track of the Expiration Date and the post-termination exercise periods following Participant’s termination of Continuous Service Status for any reason. The Company is not obligated to provide further notice of such periods. In no event will this Option be exercised later than the Expiration Date set forth in the Notice.

5. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

6. Taxes.

(a) Responsibility for Taxes. By accepting this Option, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b) Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii) withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii) withholding Shares to be issued upon exercise of the Option, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv) Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v) any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7. Notice of Disqualifying Disposition of ISO Shares. If Participant is subject to Tax-Related Items in the United States and sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (a) two years after the grant date, or (b) one year after the exercise date, Participant will immediately notify the Company in writing of such disposition.

8. Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Arizona and agree that such litigation shall be conducted only in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, and no other courts, where this grant is made and/or to be performed.

9. Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification or amendment of this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10. Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11. Consent to Electronic Delivery and Participation. By accepting this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

12. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Notice of Restricted Stock Unit Award

Taronis Fuels, Inc. (the “Company”) has awarded to you (“Participant”) restricted stock units (“RSUs”) covering the number of shares of Common Stock set forth below (the “RSU Award”) under its 2019 Equity Incentive Plan (the “Plan”).

Participant Name:

Employee ID:

Grant ID:

Date of Grant:

Number of RSUs:

Country at Grant:	United States

Vesting Commencement Date:

Vesting Schedule:	[insert applicable vesting schedule]

Capitalized terms used but not defined in this Notice of Restricted Stock Unit Award (this “Notice”) or the attached RSU Terms and Conditions (including any appendices and exhibits attached thereto) will have the same meanings specified in the Plan. The Notice and the RSU Terms and Conditions are collectively referred to as the “Award Agreement” applicable to the RSUs.

By accepting (whether electronically or otherwise) the RSU Award, Participant acknowledges and agrees to the following:

1.	The RSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to the RSU Award and the Plan.

3.	Vesting of the RSUs is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.

6.	If Participant does not accept or decline this RSU Award within 90 days of the Date of Grant or by such other date that may be communicated Participant by the Company, the Company will accept this RSU Award on Participant’s behalf and Participant will be deemed to have accepted the terms and conditions of the RSUs set forth in the Plan and this Award Agreement. If Participant wishes to decline this RSU Award, Participant should promptly notify Taronis at [_____]. If Participant declines this RSU Award, the RSUs will be cancelled and no benefits from the RSUs nor any compensation or benefits in lieu of the RSUs will be provided to Participant.

Taronis Fuels, Inc.	Participant

By:	Signature:

Title:	Date:

RSU Terms and Conditions

1. Grant of RSUs. An RSU is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (a “Share”). The RSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such RSUs vest. The RSUs shall not be treated as property or as a trust fund of any kind.

2. Settlement.

(a) On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of RSUs subject to the RSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.

(b) The Company reserves the right to issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the RSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the RSUs will include the potential issuance of its cash equivalent pursuant to such right, unless otherwise provided for any country applicable to Participant in the Appendix.

3. Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs, and will have no rights to vote such Shares and no rights to dividends.

4. Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5. Termination. If Participant’s Continuous Service Status terminates for any reason, all unvested RSUs will be forfeited to the Company, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her RSU grant (including whether Participant may still be considered to be providing services while on a leave of absence).

6. Taxes.

(a) Responsibility for Taxes. By accepting this RSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including, but not limited to, the grant, vesting, or settlement of the RSU Award, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b) Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii) withholding from proceeds of the sale of Shares acquired on settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii) withholding Shares to be issued upon settlement of the RSUs, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv) Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v) any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7. Code Section 409A. It is intended that the terms of the RSU Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this RSU Award are intended to constitute separate payments for purposes of Section 409A of the Code.

8. Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Arizona and agree that such litigation shall be conducted only in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, and no other courts, where this grant is made and/or to be performed.

9. Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification of, or adverse amendment to, this Award Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10. Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11. Consent to Electronic Delivery and Participation. By accepting the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration.

12. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Notice of Performance Stock Unit Award

Taronis Fuels, Inc. (the “Company”) has awarded to you (“Participant”) performance-based restricted stock units (“PSUs”) covering the number of shares of Common Stock set forth below (the “PSU Award”) under its 2019 Equity Incentive Plan (the “Plan”).

Participant Name:

Employee ID:

Grant ID:

Date of Grant:

[Target/Maximum] Number of PSUs:

Country at Grant:

Vesting Commencement Date:

Vesting Schedule:	As provided in Exhibit A to this Notice (the “Performance Vesting Terms”)

Capitalized terms used but not defined in this Notice of Performance Stock Unit Award (this “Notice”) or the attached PSU Terms and Conditions (including any appendices and exhibits attached thereto) will have the same meanings specified in the Plan. The Notice (including the Performance Vesting Terms) and the PSU Terms and Conditions are collectively referred to as the “Award Agreement” applicable to the PSUs.

By accepting (whether electronically or otherwise) the PSU Award, Participant acknowledges and agrees to the following:

1.	The PSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to the PSU Award and the Plan.

3.	Vesting of the PSUs is subject to Participant’s Continuous Service Status as an Employee (except as provided in the Performance Vesting Terms), which is for an unspecified duration and may be terminated at any time, with or without Cause. Nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.

6.	If Participant does not accept or decline this PSU Award within 90 days of the Date of Grant or by such other date that may be communicated Participant by the Company, the Company will accept this PSU Award on Participant’s behalf and Participant will be deemed to have accepted the terms and conditions of the PSUs set forth in the Plan and this Award Agreement. If Participant wishes to decline this PSU Award, Participant should promptly notify Taronis at [______].com. If Participant declines this PSU Award, the PSUs will be cancelled and no benefits from the PSUs nor any compensation or benefits in lieu of the RSUs will be provided to Participant.

Taronis Fuels, Inc.	Participant

By:	Signature:

Title:	Date:

Exhibit A

Performance Vesting Terms

PSU Terms and Conditions

1. Grant of PSUs.

(a) A PSU is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (a “Share”). The PSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such PSUs vest. The PSUs shall not be treated as property or as a trust fund of any kind.

(b) The number of PSUs that Participant actually earns will be determined by the level of achievement of the Performance Goal(s) in accordance with Exhibit A to the Notice.

2. Settlement.

(a) On or as soon as administratively practical (and within thirty (30) days) following the applicable Vesting Date set forth in Exhibit A to the Notice, the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of PSUs subject to the PSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional PSUs or rights for fractional Shares shall be created pursuant to this Agreement.

(b) The Company reserves the right to issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the PSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the PSUs will include the potential issuance of its cash equivalent pursuant to such right.

3. Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of vested PSUs, Participant will have no ownership of the Shares allocated to the PSUs, and will have no rights to vote such Shares and no rights to dividends.

4. Non-Transferability of PSUs. The PSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5. Termination. If Participant’s Continuous Service Status terminates for any reason, the PSUs will be subject to the provisions of Exhibit A to the Notice.

6. Taxes.

(a) Responsibility for Taxes. By accepting this PSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU Award, including, but not limited to, the grant, vesting or settlement of the PSU Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b) Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary or Affiliate;

(ii) withholding from proceeds of the sale of Shares acquired on settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii) withholding Shares to be issued upon settlement of the PSUs, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv) Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v) any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7. Code Section 409A. It is intended that the terms of the PSU Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this PSU Award are intended to constitute separate payments for purposes of Section 409A of the Code.

8. Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Arizona and agree that such litigation shall be conducted only in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, and no other courts, where this grant is made and/or to be performed.

9. Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification of, or adverse amendment to, this Award Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10. Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11. Consent to Electronic Delivery and Participation. By accepting the PSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications or information related to the PSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration.

12. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSU Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

International

Notice of Stock Appreciation Right Grant

Taronis Fuels, Inc. (the “Company”) has awarded to you (“Participant”) stock appreciation rights (“SARs”) covering the number of shares of Common Stock set forth below (the “SAR Award”) under its 2019 Equity Incentive Plan (the “Plan”).

Participant Name:

Employee ID:

Grant ID:

Date of Grant:

Exercise Price per Share:

Number of SARs:

Country at Grant:

Expiration Date:

Vesting Commencement Date:

Vesting Schedule:	[insert applicable vesting schedule]

Capitalized terms used but not defined in this Notice of Stock Appreciation Right Grant (this “Notice”) or the attached SAR Terms and Conditions (including any appendices and exhibits) will have the same meanings specified in the Plan. The Notice and the SAR Terms and Conditions (including the country-specific terms and conditions contained in Exhibit A attached hereto (the “Appendix”)) are collectively referred to as the “Award Agreement” applicable to the SAR Award.

By accepting the SAR Award (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1.	This SAR Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to this SAR Award and the Plan.

3.	Vesting of the SARs is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause (subject to Applicable Law), and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.

Taronis Fuels, Inc.	Participant

By:	Signature:

Title:	Date:

International

SAR Terms and Conditions

1. Grant of SAR. Participant has been granted SARs, which entitle Participant to a payment equal to any appreciation between the Exercise Price per Share set forth in the Notice and the Fair Market Value of a share of Common Stock (a “Share”) on the date of exercise of any vested SARs.

2. Exercise. This SAR Award is exercisable during its term in accordance with the Vesting Schedule contained in the Notice and the applicable provisions of the Plan and this Award Agreement. Participant may exercise the vested portion of this SAR Award by following the exercise procedures established by the Plan Administrator and payment of any applicable Tax-Related Items.

3. Cash Settlement. Upon exercise of the SAR Award, Participant shall receive a payment in cash; however, the Company reserves the right to settle such payment in the form of a number of Shares (based upon the Fair Market Value of the Shares on the exercise date) upon written notification to Participant, if both of the following conditions are satisfied: (a) the Committee has decided that the SAR Award is to be settled in Shares and (b) settling in Shares is in compliance with Applicable Law, as determined by the Company in consultation with its legal counsel. Until and unless the Company expressly notifies Participant in writing of its intention to settle the SARs in Shares, nothing within this Award Agreement and all related documents, exhibits, or materials shall constitute and/or be construed as the making available, offering for subscription or purchase, or invitation to subscribe for or purchase securities.

4. Term.

(a) Maximum Term. This SAR Award will in all events expire at the close of business at Company headquarters on the Expiration Date specified in the Notice, unless it terminates earlier in connection with the termination of Participant’s Continuous Service Status (as provided below) or a Corporate Transaction (as provided in the Plan).

(b) Post-Termination Exercise Period. If Participant’s Continuous Service Status terminates prior to the Expiration Date of the SAR Award other than for Cause, the unvested portion of this SAR Award will automatically expire on Participant’s date of termination, and the vested portion of this SAR Award will remain outstanding and exercisable for the following periods, unless otherwise determined by the Committee:

(i) three (3) months following a termination for any reason other than Cause, Disability, or death;

(ii) six (6) months following a termination due to Disability; and

(iii) twelve (12) months following the date of Participant’s death, if Participant dies while in Continuous Service Status, or during the period provided in clauses (i) or (ii) above.

(c) Termination for Cause. If Participant’s Continuous Service Status is terminated for Cause, the SAR Award will terminate and be forfeited immediately upon such Participant’s termination of Continuous Service Status, and the Participant will be prohibited from exercising any portion (including any vested portion) of the SAR Award on or after the date of such termination of Continuous Service Status. If Participant’s Continuous Service Status is suspended pending an investigation of whether Participant’s Continuous Service Status will be terminated for Cause, all of Participant’s rights under the SAR Award, including the right to exercise such Awards, shall be suspended during the investigation period.

(d) Determination of Termination Date. For purposes of the SAR Award, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Parents, Subsidiaries, or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the SAR Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and (ii) the period (if any) during which Participant may exercise the SAR Award after such termination of Participant’s Continuous Service Status will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any. The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her SAR grant (including whether Participant may still be considered to be providing services while on a leave of absence).

(e) No Notice of Expiration. Participant is responsible for keeping track of the Expiration Date and the post-termination exercise periods following Participant’s termination of Continuous Service Status for any reason. The Company is not obligated to provide further notice of such periods. This SAR Award may not be exercised after the Expiration Date set forth in the Notice.

5. Non-Transferability. This SAR Award may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

6. Taxes.

(a) Responsibility for Taxes. By accepting this SAR, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR Award, including, but not limited to, the grant, vesting, or exercise of the SAR Award; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the SAR Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to deliver any cash payment if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b) Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii) Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(iii) any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable.

7. Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Arizona and agree that such litigation shall be conducted only in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, and no other courts, where this grant is made and/or to be performed.

8. Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification or amendment of this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

9. Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

10. Consent to Electronic Delivery and Participation. By accepting this SAR Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the SAR Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

11. Language. Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the SAR Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12. Country-Specific Provisions. The SAR Award shall be subject to any special terms and conditions set forth in the Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

13. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the SAR Award, and on any cash payment delivered upon exercise of the SAR Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14. Insider Trading/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and Participant’s country, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., SARs), or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Parents, Subsidiaries, or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

EXHIBIT A

Country-Specific Terms and Conditions for Employees Outside the U.S.

The information in this Exhibit A is based on the securities, exchange control, and other laws in effect in the respective countries as of [           ] 2019.

Terms and Conditions

This Exhibit A includes additional terms and conditions that govern the SAR Award granted to Participant under the Plan if Participant is an employee and resides and/or works in one of the countries listed below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Agreement to which this Exhibit A is attached.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Date of Grant, changes status from an Employee to a Consultant, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant.

Notifications

This Exhibit A also includes information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests in or exercises this SAR Award.

In addition, the information contained in this Exhibit A is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

A. TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. COUNTRIES

1. Nature of Grant. In accepting this SAR Award, Participant acknowledges, understands, and agrees that:

(a) Voluntary and Discretionary. The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan. Participant is voluntarily participating in the Plan.

(b) Occasional Benefit. The grant of the SAR Award is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted in the past. All decisions with respect to future SARs or other equity grants, if any, will be at the sole discretion of the Company.

(c) No Employment or Service Rights. The SAR Award and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate Participant’s Continuous Service Status.

(d) SARs Not In Lieu of Other Compensation. The SAR Award and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments. Further, the SAR Award and the Shares underlying the SAR Award, and the income from and value of same, are not intended to replace any pension rights or compensation. Unless otherwise agreed with the Company, the SAR Award and the Shares underlying the SAR Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a Director of a Subsidiary of the Company.

(e) Uncertain Future Value. The future value of the Shares underlying the SAR Award is unknown, indeterminable, and cannot be predicted with certainty. If the underlying Shares do not increase in value, the SAR Award will have no value. If Participant exercises the SAR Award and acquires Shares, the Shares may increase or decrease in value, even below the Exercise Price.

(f) No Entitlements. No claim or entitlement to compensation or damages shall arise from forfeiture of the SAR Award resulting from the Termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Unless otherwise provided in the Plan or by the Company in its discretion, the SAR Award and the benefits evidenced by this Agreement do not create any entitlement to have the SAR Award or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out, or substituted for, in connection with any corporate transaction affecting the Shares.

(g) Currency Exchange Rates. Neither the Company, the Employer nor any Parent, Subsidiary, or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the SAR Award or of any amounts due to Participant pursuant to the exercise of the SAR Award or the subsequent sale of any Shares acquired upon exercise.

B. DATA PRIVACY TERMS

The following data privacy terms govern the grant of SARs under the Plan to Participants outside the European Union / European Economic Area:

Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other SAR grant materials by and among, as applicable, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that the Company and any Parent, Subsidiary, or Affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all SARs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

Participant understands that Data will be transferred to Taronis or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Company or any Parent, Subsidiary, or Affiliate will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant SARs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

Finally, Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request Participant to provide another data privacy consent. If applicable and upon request of the Company, Participant agrees to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other acknowledgements, agreements, or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement, or consent requested by the Company and/or the Employer.

C. COUNTRY-SPECIFIC PROVISIONS

[Specific country disclosures to be added]